Exhibit 99.1

AMERICAN FINANCE TRUST announces successful completion of series c cumulative redeemable perpetual preferred stock offering

NEW YORK – December 21, 2020 – American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today the successful closing of its previously announced public offering of 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”). 3,535,700 shares were issued at the closing (including 335,700 shares from the underwriters’ exercise of their overallotment option to purchase additional shares). The Series C Preferred Stock will trade on the Nasdaq under the ticker symbol AFINO and has a $25.00 liquidation preference per share. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include purchases of additional properties.

“We are pleased with the initial trading and investor demand for the new issue, both exceeding our expectations. The book was oversubscribed, allowing us to raise over $88 million, including the proceeds from the overallotment option, and price the shares at a lower effective dividend rate than the rate on our prior offering of Series A preferred stock,” said Michael Weil, CEO of AFIN. “The net proceeds of the offering will help us capitalize on high quality, necessity-based acquisition opportunities we see in the marketplace. As we conclude this historic year, we are focused on closing acquisitions and building a robust forward acquisition pipeline. Our portfolio of investment grade or implied investment grade tenants, leases with long durations, and emphasis on diligent underwriting have allowed AFIN to perform well throughout the COVID-19 pandemic and generate substantial momentum that we hope to carry into 2021.”

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of AFIN’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on AFIN, AFIN’s tenants and the global economy and financial markets and that the information about rent collections may not be indicative of any future period, as well as those set forth in the Risk Factors section of AFIN’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 27, 2020, AFIN’s most recent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed on May 7, 2020, August 6, 2020, and November 5, 2020, respectively, and all other filings filed with the Securities and Exchange Commission after that date. Further, forward-looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063